                                                                    Exhibit 10.5

                                ESCROW AGREEMENT

               THIS AGREEMENT made the 31/st/ day of May, 2000.

A M O N G :

          Universe2U Inc. (formerly 1348485 Ontario Inc.), a corporation incorporated under the laws of the Province of Ontario,

          (hereinafter called the "Purchaser")
                                                              OF THE FIRST PART;

          -and-

          Bernard Tanunagara, an individual resident in the Town of Whitchurch-Stoufville, in the Regional Municipality of York,

          - and -

          Barbara Tanunagara, an individual resident in the Town of Whitchurch-Stoufville, in the Regional Municipality of York,

          - and -

          Edward Tanunagara, an individual resident in the Town of Whitchurch-Stoufville, in the Regional Municipality of York,

          (hereinafter called the "Vendors")

                                                             OF THE SECOND PART;

          - and -

          Rigobon, Carli, Barristers & Solicitors, a partnership carrying on the practice of law in the Province of Ontario,

          (hereinafter called the "Escrow Agent")

                                                              OF THE THIRD PART;

     WHEREAS pursuant to the provisions of a Share Purchase Agreement between the Vendors and the Purchaser dated January 25, 2000, as amended pursuant to Amending Agreements dated March 1, 2000 and May 31, 2000 (hereinafter collectively called the "Share Purchase Agreement"), the Vendors agreed to sell to the Purchaser and the Purchaser agreed to purchase from the Vendors all of the outstanding shares in the capital stock of Bernie Tan Investments Inc. ("the Company") (such shares being referred to hereinafter as the "Purchased Shares") in consideration for the payment to the Vendors of $1,500,000 (the "Purchase Price");

     AND WHEREAS pursuant to subparagraph 2.3(2)(b) of the Share Purchase Agreement, $75,000.00 of the Purchase Price (the "Escrowed Funds") are to be deposited in trust with the Escrow Agent at the Closing Time;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby reciprocally acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                INTERPRETATION

1.1 All capitalized terms shall have the meanings ascribed to them in the Share Purchase Agreement unless expressly defined herein.

                                   ARTICLE 2
                            ESTABLISHMENT OF ESCROW

2.1 The Vendors and the Purchaser agree that the Purchaser shall deliver the Escrowed Funds to the Escrow Agent at the Closing Time.

2.2 Upon receipt of the Escrowed Funds, the Escrow Agent shall retain the Escrowed Funds and, as soon as practicable following such receipt, the Escrow Agent shall deposit the Escrowed Funds in an interest bearing account or other interest bearing deposit with a Canadian chartered bank.

                                   ARTICLE 3
                              RELEASE FROM ESCROW

3.1 The terms of the release of the Escrowed Funds shall be based on the determination of the Valuation as described in section 2.7 of the Share Purchase Agreement. Upon determination of the Valuation pursuant to section
     2.7 of the Share Purchase Agreement, the Escrowed Funds shall be paid by the Escrow Agent to Vendors or the Purchaser upon receipt by the Escrow Agent of a written direction from the Vendors and the Purchaser. The Vendors and the Purchaser agree to provide written direction to the Escrow Agent to release the Escrowed Funds as follows:

     (i) such amount required to pay the Liabilities at Closing, excluding the Trade Payables, that exceed $50,000 shall be paid to the Purchaser from the

            Escrowed Funds for such purpose, as an adjustment to the Purchase Price;

     (ii) the amount of the Receivables at Closing which remain unpaid 60 days following the Closing Date shall be paid to the Purchaser for such purpose, as an adjustment to the Purchase Price, and such receivables shall be assigned to the Vendors;

     (iii) the amount that $400,000 exceeds the amount of the Working Capital at Closing shall be paid to the Purchaser; and

     (iv) the amount remaining from the Escrowed Funds, including all accrued interest, after satisfying the amounts, if any, described in sub-paragraphs (i), (ii) and (iii) above shall be paid to the Vendors.

3.2 In the event that the Escrow Agent does not receive a written direction from the Vendors and the Purchaser as provided for in clause 3.1 above, then the Escrow Agent shall continue to hold the Escrowed Funds (together with accrued interest) in an interest bearing account or other interest bearing deposit with a Canadian chartered bank or as mutually agreed between the Vendors and the Purchaser or if they cannot agree as determined by the Escrow Agent, until the Escrow Agent receives a written direction of the Vendors and the Purchaser or a court order directing payment of the Escrowed Funds (together with accrued interest) forthwith, in accordance with such direction.

3.3 In the event that the Escrow Agent shall receive a written notice advising that a litigation over the Escrowed Funds (either apart from or together with the accrued interest) has been commenced, the Escrow Agent may deposit the Escrowed Funds (and accrued interest) with the clerk of the court in which the litigation is pending.

                                   ARTICLE 4
                        INDEMNIFICATION OF ESCROW AGENT

4.1 The Purchaser and the Vendors jointly and severally hereby agree to indemnify and hold harmless the Escrow Agent from and against any and all claims which may be made against and arising from its duties hereunder, except those resulting from the negligence or wilful misconduct of the Escrow Agent.

                                   ARTICLE 5
                              GENERAL PROVISIONS

5.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

5.2  Time shall be of the essence of this Agreement.

5.3 This Agreement constitutes the entire agreement among the parties hereto. It may not be changed orally, but only by an agreement in writing signed by the parties hereto.

5.4 This Agreement and the rights and duties accruing hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

5.5 This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their successors and permitted assigns.

5.6 Any portion of this Agreement which shall be void, or unenforceable, or contrary to public policy shall be deemed severed from this Agreement, without affecting the remaining provisions of this Agreement.

     IN WITNESS WHEREOF the parties hereto have duly executed this agreement under seal as of the day and year first written above.


SIGNED, SEALED & DELIVERED    )
in the presence of:           )
                              )       UNIVERSE2U Inc. (formerly
                              )       1348485 Ontario Inc.)
                              )
                              )
                              )  Per: /s/ Angelo Boujos     c/s
                              )       -------------------------
                              )       A.S.O.
                              )
                              )
/s/ Michael Carli             )       /s/ Bernard Tanunagara
____________________          )       -------------------------
Witness                       )       Bernard Tanunagara
                              )
                              )
/s/ Michael Carli             )       /s/ Barbara Tanunagara
____________________          )       -------------------------
Witness                       )       Barbara Tanunagara
                              )
                              )
/s/ Michael Carli             )       /s/ Edward Tanunagara
____________________          )       -------------------------
Witness                       )       Edward Tanunagara
                              )
                              )       Rigobon, Carli
                              )
                              )
                              )  Per: /s/ Michael Carli
____________________          )       -------------------------
Witness                       )       Michael Carli